Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

August 2010 Performance Update

The Frontier Fund Supplement Dated August 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	August 31, 2010	August 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	6.28%	4.82%	$124.25
Balanced Series-1a	6.17%	4.22%	$109.95
Campbell/Graham/Tiverton Series-1	4.24%	-1.64%	$102.93
Currency Series-1	0.14%	3.50%	$80.73
Long/Short Commodity Series-1	0.86%	-4.60%	$108.54
Winton/Graham Series-1	5.70%	2.95%	$113.31
Winton Series-1	6.64%	10.26%	$129.63
Long Only Commodity Series-1	-4.09%	-8.25%	$76.69
Managed Futures Index Series-1	6.66%	3.47%	$116.44

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of August 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,354,867.65
Unrealized trading gain/(loss)			17,530,265.97
Less: commissions			(402,195.65)
Less: FCM fees			(104,108.40)
Foreign currency gain/(loss)			(88,029.82)
Interest income			6,446.49

Total Income			19,297,246.24

EXPENSES

Management fees			164,344.86
Incentive fees			1,729,413.45
Broker service fees			717,641.83

Total Expenses			2,611,400.14

Net Income (Loss)			$16,685,846.10

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,284,952.69170	$267,123,555.63	116.91
Current month additions	482.82379	58,294.16
Current month redemptions	(24,622.39429)	(2,964,771.42)
Net Income (loss) for current month		16,685,846.10

Net Asset Value, end of current month	2,260,813.12120	$280,902,924.47	124.25

	Monthly rate of return		6.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$42,176.58
Unrealized trading gain/(loss)			328,139.56
Less: commissions			(7,518.67)
Less: FCM fees			(1,946.52)
Foreign currency gain/(loss)			(1,631.76)
Interest income			5,099.57

Total Income			364,318.76

EXPENSES

Trading Fee			10,144.45
Management fees			3,087.59
Incentive fees			32,181.14
Broker service fees			13,418.43

Total Expenses			58,831.61

Net Income (Loss)			$305,487.15

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	49,244.60742	$5,099,389.66	103.55
Current month additions	4.96867	531.10
Current month redemptions	(2,061.63976)	(217,321.38)
Net Income (loss) for current month		305,487.15

Net Asset Value, end of current month	47,187.93633	$5,188,086.53	109.95

	Monthly rate of return		6.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,818,463.85
Unrealized trading gain/(loss)			1,170,521.37
Less: commissions			(27,126.67)
Less: FCM fees			(27,060.13)
Foreign currency gain/(loss)			(18,488.58)
Interest income			262.63

Total Income			2,916,572.47

EXPENSES

Management fees			183,394.65
Incentive fees			—
Broker service fees			162,490.56

Total Expenses			345,885.21

Net Income (Loss)			$2,570,687.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	618,166.35718	$61,040,357.19	98.74
Current month additions	85.15311	8,641.49
Current month redemptions	(7,872.72341)	(790,455.05)
Net Income (loss) for current month		2,570,687.26

Net Asset Value, end of current month	610,378.78688	$62,829,230.89	102.93

	Monthly rate of return		4.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$5,678.02
Unrealized trading gain/(loss)			27,838.58
Less: FCM fees			(3,024.41)
Interest income			2,850.43

Total Income			33,342.62

EXPENSES

Management fees			4,843.38
Incentive fees			—
Broker service fees			18,364.55

Total Expenses			23,207.93

Net Income (Loss)			$10,134.69

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	86,612.73634	$6,982,416.31	80.62
Current month additions	65.63952	5,332.08
Current month redemptions	(665.29377)	(53,985.59)
Net Income (loss) for current month		10,134.69

Net Asset Value, end of current month	86,013.08209	$6,943,897.49	80.73

	Monthly rate of return		0.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,142,494.35)
Unrealized trading gain/(loss)			2,910,979.66
Less: commissions			(79,207.16)
Less: FCM fees			(14,935.98)
Foreign currency gain/(loss)			104.79
Interest income			53,074.27

Total Income			727,521.23

EXPENSES

Management fees			158,892.20
Incentive fees			188,115.65
Broker service fees			89,178.20

Total Expenses			436,186.05

Net Income (Loss)			$291,335.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	315,660.67016	$33,969,774.82	107.61
Current month additions	82.02658	8,800.47
Current month redemptions	(10,497.37240)	(1,140,017.35)
Net Income (loss) for current month		291,335.18

Net Asset Value, end of current month	305,245.32434	$33,129,893.12	108.54

	Monthly rate of return		0.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,142,594.53
Unrealized trading gain/(loss)			681,279.16
Less: commissions			(19,838.57)
Less: FCM fees			(19,673.98)
Foreign currency gain/(loss)			(2,971.14)
Interest income			20,550.29

Total Income			2,801,940.29

EXPENSES

Management fees			135,058.74
Incentive fees			56,030.97
Broker service fees			117,939.27

Total Expenses			309,028.98

Net Income (Loss)			$2,492,911.31

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	410,008.08025	$43,950,736.09	107.19
Current month additions	101.63164	11,292.97
Current month redemptions	(4,240.86175)	(465,846.20)
Net Income (loss) for current month		2,492,911.31

Net Asset Value, end of current month	405,868.85014	$45,989,094.17	113.31

	Monthly rate of return		5.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,193,486.18
Unrealized trading gain/(loss)			1,161,188.42
Less: commissions			(6,770.44)
Less: FCM fees			(20,829.23)
Foreign currency gain/(loss)			(5,529.40)
Interest income			22,515.43

Total Income			3,344,060.96

EXPENSES

Management fees			110,233.87
Incentive fees			23,650.69
Broker service fees			126,047.52

Total Expenses			259,932.08

Net Income (Loss)			$3,084,128.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	385,567.32243	$46,871,054.96	121.56
Current month additions	180.49527	22,901.94
Current month redemptions	(7,428.63210)	(936,437.08)
Net Income (loss) for current month		3,084,128.88

Net Asset Value, end of current month	378,319.18560	$49,041,648.70	129.63

	Monthly rate of return		6.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(126,139.07)
Unrealized trading gain/(loss)			2,111.84
Less: commissions			—
Less: FCM fees			(1,334.35)
Foreign currency gain/(loss)			—
Interest income			5,380.44

Total Income			(119,981.14)

EXPENSES

Management fees			3,582.66
Incentive fees			—
Broker service fees			5,435.48

Total Expenses			9,018.14

Net Income (Loss)			$(128,999.28)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	39,518.81291	$3,159,912.67	79.96
Current month additions	0.96517	75.32
Current month redemptions	(73.47576)	(5,927.70)
Net Income (loss) for current month		(128,999.28)

Net Asset Value, end of current month	39,446.30232	$3,025,061.01	76.69

	Monthly rate of return		-4.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$71,464.52
Unrealized trading gain/(loss)			41,596.71
Less: commissions			(404.68)
Less: FCM fees			(719.57)
Foreign currency gain/(loss)			(169.66)
Interest income			735.06

Total Income			112,502.38

EXPENSES

Management fees			3,247.02
Incentive fees			—
Broker service fees			2,886.31

Total Expenses			6,133.33

Net Income (Loss)			$106,369.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	14,757.89079	$1,611,115.13	109.17
Current month additions	—	—
Current month redemptions	(246.49657)	(27,821.92)
Net Income (loss) for current month		106,369.05

Net Asset Value, end of current month	14,511.39422	$1,689,662.26	116.44

	Monthly rate of return		6.66%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1